UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 7, 2006

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12377 Merit Drive
Suite 1700, LB 82
Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 368-2084

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01  Regulation FD Disclosure

On September 7, 2006, EXCO Resources, Inc., a Texas corporation (“EXCO”), issued a press release, a copy of which is furnished as Exhibit 99.1, updating information regarding its intention to pursue an initial public offering of units representing limited partner interests of a master limited partnership (MLP) subsidiary being formed by EXCO to acquire Winchester Energy Company, Ltd. and its affiliated entities from Progress Energy, Inc. and also certain assets from EXCO, all of such assets being located in East Texas and North Louisiana.

EXCO’s announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities.  Any offers, solicitations of offers to buy, or any sales of securities will only be made in accordance with the registration statements of the Securities Act of 1933 or an exemption therefrom.

In accordance with general instruction B.2 to Form 8-K, such information is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any other filing under the Securities Act of 1933.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

Not applicable.

(b)  Pro forma financial information.

Not applicable.

(c)  Shell company transactions.

Not applicable.

(d)  Exhibits.

Exhibit No.   Description

99.1                                                    Press Release, dated September 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Dated:	September 8, 2006	By:	/s/ J. Douglas Ramsey
		Name:	J. Douglas Ramsey, Ph.D.
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release, dated September 7, 2006